File Number 5666-425-4

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

Whereas, ARTICLES OF INCORPORATION OF SKANDIA, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this* 2ND *day of* JANUARY *A.D. 19*92 *and of the Independence of the United States the two hundred and* 16TH.

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

George H Ryan

SECRETARY OF STATE

Form **BCA-2.10** **ARTICLES OF INCORPORATION**

(Rev. Jan. 1991)

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961

Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."

PAID
JAN 2 1992

SUBMIT IN DUPLICATE!

This space for use by Secretary of State

Date 1-2-92
Franchise Tax $ 25.00
Filing Fee $ 75.00
Approved: 100.00

1. CORPORATE NAME: SKANDIA, INC.

(The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2. Initial Registered Agent: GREGORY (First Name) H. (Middle Initial) CLARK (Last name)

Initial Registered Office: 464 (Number) ELM (Street) (Suite #)
ROCKFORD (City) 61101 (Zip Code) WINNEBAGO (County)

0162 9 1073

3. Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

refurbishing of aircraft interiors

(45)

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	$ 1.00	10,000	1,000	$ 1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

5666-425-4

(over)

5. OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: ___
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address
Tim F. Theden	60 Airport Drive, Rockford, IL 61109

6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ___
(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ___
(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: $ ___
(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $ ___

7. OPTIONAL: OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

0162 9 1073

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated December 27, 19 91

Signature and Name	Address
1. [signature] Signature; TIM F. THEDEN (Type or Print Name)	1. 60 Airport Drive (Street); Rockford (City/Town), IL (State), 61109 (Zip Code)
2. [signature] Signature; CHRIS Theden (Type or Print Name)	2. 60 Airport Drive (Street); Rockford (City/Town), IL (State), 61109 (Zip Code)
3. ___ Signature; ___ (Type or Print Name)	3. ___ Street; ___ City/Town, State, Zip Code

(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
- The filing fee is $75.
- The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)
- The Department of Business Services in Springfield will provide assistance in calculating the total fee, if necessary.

FILED
JAN - 2 1992
GEORGE H. RYAN
SECRETARY OF STATE

Illinois Secretary of State
Department of Business Services

Springfield, IL 62756
Telephone (217) 782-6522
782-6523

C 162 13

FORM **BCA 11.25** (rev. Dec. 2003)
ARTICLES OF MERGER, CONSOLIDATION OR EXCHANGE
Business Corporation Act

Secretary of State
Department of Business Services
501 S. Second St., Rm. 350
Springfield, IL 62756
217-782-6961
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

Filing fee is $100, but if merger or consolidation involves more than two corporations, submit $50 for each additional corporation.

FILED
MAR 08 2012
JESSE WHITE
SECRETARY OF STATE

PAID
MAR 08 2012
EXPEDITED
SECRETARY OF STATE

File # 5666-425-4 Filing Fee: $ 100.00 Approved: ______

---- Submit in duplicate ---- Type or Print clearly in black ink ---- Do not write above this line ----

NOTE: Strike inapplicable words in items 1, 3, 4 and 5.

CP0099093

1. Names of Corporations proposing to merge ~~consolidate~~ ~~exchange shares~~ and State or Country of incorporation.

Name of Corporation	State or Country of Incorporation	Corporation File Number
Skandia, Inc.	Illinois	56664254
Skandia Acquisition, Inc.	Delaware	NR

2. The laws of the state or country under which each Corporation is incorporated permits such merger, consolidation or exchange.

3. a. Name of the surviving ~~new~~ ~~acquiring~~ corporation: Skandia, Inc.

   b. Corporation shall be governed by the laws of: Illinois

For more space, attach additional sheets of this size.

4. Plan of merger ~~consolidation~~ ~~exchange~~ is as follows:

   See the attached Agreement and Plan of Merger.

Printed by authority of the State of Illinois. March 2007 — 500 — C 195.12

5. The merger ~~consolidation~~ ~~exchange~~ was approved, as to each Corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois Corporation, as follows:

The following items are not applicable to mergers under §11.30 — 90 percent-owned subsidiary provisions. (See Article 7 on page 3.)

Mark an "X" in one box only for each Illinois Corporation.

Name of Corporation:	By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the Articles of Incorporation voted in favor of the action taken. (§11.20)	By written consent of the shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10 and §11.20.	By written consent of ALL shareholders entitled to vote on the action, in accordance with §7.10 and §11.20.
Skandia, Inc.	☐	☐	☑
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐

6. **Not applicable if surviving, new or acquiring Corporation is an Illinois Corporation.**

It is agreed that, upon and after the filing of the Articles of Merger, Consolidation or Exchange by the Secretary of State of the State of Illinois:

a. The surviving, new or acquiring Corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Corporation organized under the laws of the State of Illinois against the surviving, new or acquiring Corporation.

b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring Corporation to accept service of process in any such proceedings, and

c. The surviving, new or acquiring Corporation will promptly pay to the dissenting shareholders of any Corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of The Business Corporation Act of 1983 of the State of Illinois with respect to the rights of dissenting shareholders.

Printed by authority of the State of Illinois. March 2007 — 500 — C 165.12

7. Complete if reporting a merger under §11.30 — 90 percent-owned subsidiary provisions.

a. The number of outstanding shares of each class of each merging subsidiary Corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent Corporation:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation

b. Not applicable to 100 percent-owned subsidiaries.

The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary Corporation was ______________ Month & Day ______ Year

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary Corporations received? ☐ Yes ☐ No

(If "No," duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and the notice of the right to dissent to the shareholders of each merging subsidiary Corporation.)

8. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in BLACK INK.

Dated March 7 (Month & Day), 2012 (Year) — Skandia, Inc. (Exact Name of Corporation)

[signature] (Any Authorized Officer's Signature)

Gary Palmer, President (Name and Title (type or print))

Dated March 7 (Month & Day), 2012 (Year) — Skandia Acquisition, Inc. (Exact Name of Corporation)

[signature] (Any Authorized Officer's Signature)

Gary Palmer, President (Name and Title (type or print))

Dated ______________ Month & Day ______ Year — ______________ Exact Name of Corporation

______________ Any Authorized Officer's Signature

______________ Name and Title (type or print)

Printed by authority of the State of Illinois. March 2007 — 600 — C 185.12

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

between

Skandia, Inc.

and

Skandia Acquisition, Inc.

This Agreement and Plan of Merger (this "Agreement") is made as of the 7th day of March, 2012, by and between Skandia, Inc., an Illinois corporation ("Skandia"), and Skandia Acquisition, Inc., a Delaware corporation ("Acquisition"). Skandia and Acquisition are hereinafter sometimes referred to collectively as the "Constituent Corporations".

WHEREAS, Acquisition is the owner of all of the issued and outstanding capital stock of Skandia;

WHEREAS, the Constituent Corporations desire to merge upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Board of Directors of each of the Constituent Corporations has adopted and approved this Agreement, providing for the merger of the Constituent Corporations as herein provided (the "Merger"), and the sole stockholder of each of the Constituent Corporations has voted to approve the Merger, all in accordance with the applicable provisions of the Delaware General Corporation Law and the Illinois Business Corporation Act.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. In accordance with the provisions of this Agreement and Section 11.35 of the Illinois Business Corporation Act and Section 253 of the Delaware General Corporation Law, at the Effective Time (as defined in Section 1.2 hereof), Acquisition shall be merged with and into Skandia, the separate existence of Acquisition shall thereupon cease, and Skandia, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under and in accordance with the laws of the State of Illinois.

1.2 Effective Time of the Merger. On or as of the date of this Agreement, the Constituent Corporations shall cause an Articles of Merger, Consolidation or Exchange (the "Articles of Merger") to be executed and delivered to the Secretary of State of the State of Illinois, setting forth the information required by Section 11.25 of the Illinois Business Corporation Act, as well as a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, setting forth the information required by Section 253 of the Delaware General Corporation Law. The Merger shall become effective at the time of such filings. The

date and time when the Merger becomes effective in accordance with the Illinois Business Corporation Act is herein sometimes referred to as the "Effective Time".

ARTICLE II

SURVIVING CORPORATION; ORGANIZATION

2.1 Articles of Incorporation. From and after the Effective Time, the name of the surviving corporation shall be Skandia, Inc., and the Articles of Incorporation of the Surviving Corporation shall be those of Skandia as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions of applicable law and such Articles of Incorporation.

2.2 By-laws. The by-laws of the Surviving Corporation from and after the Effective Time shall be those Amended and Restated By-laws attached hereto as Exhibit A and incorporated herein, subject to later amendment as provided therein or in accordance with the terms of the Articles of Incorporation of the Surviving Corporation and the provisions of applicable law.

2.3 Directors and Officers. The directors and officers of the Surviving Corporation shall be those of Skandia as in effect immediately prior to the Effective Time, who shall serve in such capacities until their respective resignation or replacement in accordance with the Amended and Restated By-laws of the Surviving Corporation.

ARTICLE III

MANNER OF CONVERSION AND EXCHANGE OF SHARES; SUPPLEMENTAL ACTION

3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or their shareholders:

(a) One thousand (1,000) shares of Acquisition common stock, representing all of the shares of Acquisition common stock issued and outstanding immediately prior to the Effective Time, shall be converted into and shall thereafter represent four thousand eight hundred forty-five (4,845) validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

(b) Each share of Skandia common stock issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished.

3.2 Stock Transfer Books. At the Effective Time, the stock transfer books of Acquisition shall be closed and no transfer of Acquisition common stock shall thereafter be made.

3.3 Surrender and Exchange of Stock Certificate Representing Common Stock. After the Effective Time, each shareholder of Acquisition shall be entitled, upon surrender to the Surviving Corporation of certificates representing shares of Acquisition common stock, to

receive in exchange therefor the number of shares of Surviving Corporation common stock into which such Acquisition common stock has been converted pursuant to Section 3.1 hereof. Until surrendered to the Surviving Corporation, each outstanding certificate which immediately prior to the Effective Time represented outstanding shares of Acquisition common stock shall represent for all purposes the right to receive such certificates for shares of Surviving Corporation common stock.

3.4 Supplementary Action. If, at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

3.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[the signature page is the next page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their officers thereunto duly authorized, under seal, all as of the day and year first above written.

SKANDIA, INC.

By: ______________________
Name: Gary Palmer
Title: President

SKANDIA ACQUISITION, INC.

By: ______________________
Name: Gary Palmer
Title: President